Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of TruGolf Holdings, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge and in the capacity of an officer, that:

The Annual Report for the year ended December 31, 2025 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-K.

Date: April 15, 2026	By:	/s/ Christopher Jones
Christopher Jones Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Interim Principal Financial Officer, and Interim Principal Accounting Officer)